Registration No. 333-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               VECTREN CORPORATION
             (Exact name of Registrant as specified in its charter)


                Indiana                              35-2086905
    (State or other jurisdiction of               (I.R.S. Employer
     incorporation or organization)              Identification No.)


                              20 N.W. Fourth Street
                            Evansville, Indiana 47708
               (Address of Principal Executive Offices) (Zip Code)


                   VECTREN CORPORATION RETIREMENT SAVINGS PLAN
                              (Full title of plan)


                               Ronald E. Christian
     Executive Vice President, Chief Administrative Officer, General Counsel
                             and Corporate Secretary
                               Vectren Corporation
                       20 N.W. Fourth Street, P.O. Box 209
                         Evansville, Indiana 47702-0209
                     (Name and address of agent for service)


    Telephone number, including area code, of agent for service: 812-491-4000



                         CALCULATION OF REGISTRATION FEE
=====================================================================================================
Title of securities       Amount to be    Proposed maximum      Proposed maximum         Amount of
  to be registered         registered      offering price      aggregate offering    registration fee
                                            per unit (1)           price (1)
-----------------------------------------------------------------------------------------------------
Common Stock, without    800,000 (2)(3)       $ 24.91            $19,928,000.00          $2,524.88
par value per share

Common Share             800,000                 (3)                  (3)                   (3)
Purchase Rights
=====================================================================================================

(1) Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee and based on the average of the high and low sales prices per share of Common Stock of Vectren Corporation as reported on the New York Stock Exchange on August 13, 2004.
(2) Any additional shares of Common Stock, and the related Common Share Purchase Rights, to be issued as a result of stock dividends, stock splits, or similar transactions shall be covered by this Registration Statement as provided in Rule 416(a). In addition, pursuant to Rule 416(c), this registration statement shall be deemed to register an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(3) Any value attributable to the Common Share Purchase Rights is reflected in the value of the Common Stock.

                      STATEMENT UNDER GENERAL INSTRUCTION E
                      REGISTRATION OF ADDITIONAL SECURITIES

     This Registration Statement on Form S-8 (the "Registration Statement") in being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933 to register additional shares of the Registrant's Common Stock under the Vectren Corporation Retirement Savings Plan (the "Plan"). This Registration Statement incorporates by reference the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-33684), which was filed on March 31, 2000, and amended by a post-effective amendment filed on June 20, 2000.


                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(A) PROSPECTUS

     The document(s) containing information specified by Part I of this Registration Statement will be sent or given to participants in the Plan, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the 1933 Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by Vectren Corporation (the "Company") and the Plan pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement:

     (a) (i) The Company's Annual Report on Form 10-K for the year ended December 31, 2003.

          (ii) The Plan's Annual Report on Form 11-K for the year ended December 31, 2003.

     (b) (i) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

          (ii) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.

          (iii) The Current Report on Form 8-K filed jointly by the Company and its wholly owned subsidiary, Vectren Utility Holdings, Inc., on May 10, 2004.

     (c) (i) The description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on November 16, 1999.

          (ii) The description of the Company's Common Share Purchase Rights contained in the Registration Statement on Form 8-A filed with the Commission on November 16, 1999.

     All reports and other documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.


Item 4.  Description of Securities.

         Not applicable.


Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Company's Articles and By-laws provide that the Company will indemnify any individual who is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, partner or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise whether or not for profit, against liability and expenses, including attorneys fees, incurred by him in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, in which he is made or threatened to be made a party by reason of being or having been in any such capacity, or arising out of his status as such, except (i) in the case of any action, suit, or proceeding terminated by judgment, order, or conviction, in relation to matters as to which he is adjudged to have breached or failed to perform the duties of his office and the breach or failure to perform constituted willful misconduct or recklessness; and (ii) in any other situation, in relation to matters as to which it is found by a majority of a committee composed of all directors not involved in the matter in controversy (whether or not a quorum) that the person breached or failed to perform the duties of his office and the breach or failure to perform constituted willful misconduct or recklessness. The Company may pay for or reimburse reasonable expenses incurred by a director or officer in defending any action, suit, or proceeding in advance of the final disposition thereof upon receipt of (i) a written affirmation of the director's or officer's good faith belief that such director or officer has met the standard of conduct prescribed by Indiana law; and (ii) an undertaking of the director or officer to repay the amount paid by the Company if it is ultimately determined that the director or officer is not entitled to indemnification by the Company.

     The Company's Articles and By-laws provide that the indemnification rights described above are in addition any other indemnification rights a person may have by law or by contract. The Company expects that employment agreements with its executive officers will require the Company to indemnify the executive officers in accordance with its indemnification policies for its senior executives, subject to applicable law.

     Section 23-1-37 et seq. of the IBCL provides for "mandatory indemnification," unless limited by the articles, by a corporation against reasonable expenses incurred by a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party by reason of the director being or having been a director of the corporation. Section 23-1-37-10 of the IBCL states that a corporation may, in advance of the final disposition of a proceeding, reimburse reasonable expenses incurred by a director who is a party to a proceeding if the director furnishes the corporation with a written affirmation of the director's good faith belief that the director acted in good faith and reasonably believed the actions were in the best interest of the corporation if the proceeding is a civil proceeding. If the proceeding is criminal, the director must furnish a written affirmation that the director had reasonable cause to believe he was acting lawfully or the director or officer had no reason to believe the action was unlawful. The director will repay the advance if it is ultimately determined that such director did not meet the standard of conduct required by the IBCL and that those making the decision to reimburse the director determine that the facts then known would not preclude indemnification under the IBCL.

     The IBCL permits a corporation to grant indemnification rights in addition to those provided by statute, limited only by the fiduciary duties of the directors approving the indemnification and public policies of the State of Indiana.

     The Company maintains directors' and officers' liability insurance with an annual aggregate limit of $35,000,000 for the current policy period, subject to a $500,000 deductible at the corporate level, for each wrongful act where corporate reimbursement is available to any director or officer. The Company also maintains excess coverage with an aggregate annual limit of $50,000,000. When corporate reimbursement is not available as prescribed by applicable common law, statutory law or the Company's governing documents, the insurer will reimburse the directors and officers with no deductible with respect to losses sustained by them for specified wrongful acts while acting in their capacities, individually or collectively, as such directors or officers.



Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Exhibit
         Number   Description
         -------  -----------
           4.1    Amended and Restated Articles of the Company.
           4.2    Code of By-Laws of the Company as amended and restated through
                  October 29, 2003.
           4.3    Rights Agreement, dated as of October 21, 1999, between the
                  Company and EquiServe Trust Company, N.A., as Rights Agent.
           5      Opinion of Barnes & Thornburg LLP*
          23.1    Consent of Deloitte & Touche LLP
          23.2    Consent of McGladrey & Pullen LLP
          23.3    Consent of Barnes & Thornburg LLP (included in Exhibit 5)
          24      Power of Attorney

          * The Company undertakes that the Company has submitted or will submit the Plan and all amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made all changes required by the IRS to qualify the Plan.


Item 9.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on August 20, 2004.


                              VECTREN CORPORATION


                              By: /s/ Ronald E. Christian
                                  ----------------------------------------------
                                  Ronald E. Christian, Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                          Title                     Date
         ---------                          -----                     ----

(1) Principal Executive Officer


/s/ Niel C. Ellerbrook                                           August 20, 2004
--------------------------------     Chairman, President and
Niel C. Ellerbrook                   Chief Executive Officer




(2) Principal Financial Officer


/s/ Jerome A. Benkert, Jr.                                       August 20, 2004
--------------------------------     Executive Vice President
Jerome A. Benkert, Jr.               and Chief Financial
                                     Officer

(3) Principal Accounting Officer


/s/ M. Susan Hardwick                                            August 20, 2004
--------------------------------     Vice President and
M. Susan Hardwick                    Controller

(4) A Majority of the Board of Directors


                                           Director             July 28, 2004
-----------------------------------------
John M. Dunn


/s/ Niel C. Ellerbrook                     Director             July 28, 2004
-----------------------------------------
Niel C. Ellerbrook


/s/ John D. Engelbrecht                    Director             July 28, 2004
-----------------------------------------
John D. Engelbrecht


/s/ Anton H. George                        Director             July 28, 2004
-----------------------------------------
Anton H. George


                                           Director             July 28, 2004
-----------------------------------------
Robert L. Koch II


/s/ William G. Mays                        Director             July 28, 2004
-----------------------------------------
William G. Mays


                                           Director             July 28, 2004
-----------------------------------------
J. Timothy McGinley


/s/ Richard P. Rechter                     Director             July 28, 2004
-----------------------------------------
Richard P. Rechter


/s/ Ronald G. Reherman                     Director             July 28, 2004
-----------------------------------------
Ronald G. Reherman


/s/ R. Daniel Sadlier                      Director             July 28, 2004
-----------------------------------------
R. Daniel Sadlier


/s/ Richard W. Shymanski                   Director             July 28, 2004
-----------------------------------------
Richard W. Shymanski


/s/ Jean L. Wojtowicz                      Director             July 28, 2004
-----------------------------------------
Jean L. Wojtowicz

     Vectren Corporation Retirement Savings Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on August 20, 2004.

                                 Vectren Corporation
                                 Retirement Savings Plan

                                 By: Vectren Corporation, the Plan Administrator



                                 By: /s/ Niel C. Ellerbrook
                                     -------------------------------------------
                                     Niel C. Ellerbrook, Chairman, President and
                                     Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit
Number            Description                            Location
-------           -----------                            --------

 4.1      Amended and Restated Articles of    Incorporated by reference to
          the Company.                        Exhibit 4.1 to the Company's
                                              Current Report on Form 8-K filed
                                              on April 14, 2000.

 4.2      Code of By-Laws of the Company      Incorporated by reference to
          as amended and restated through     Exhibit 3.1 to the Company's
          October 29, 2003.                   Quarterly Report on Form 10-Q for
                                              the quarter ended September 30,
                                              2003, and filed on November 13,
                                              2003.

 4.3      Rights Agreement, dated as of       Incorporated by reference to
          October 21, 1999, between the       Exhibit 4 to the Company's
          Company and EquiServe Trust         Registration Statement on Form S-4
          Company, N.A., as Rights Agent.     (Registration No. 333-90763) filed
                                              on November 12, 1999.

  5       Opinion of Barnes & Thornburg LLP   Attached

 23.1     Consent of Deloitte & Touche LLP    Attached

 23.2     Consent of McGladrey & Pullen LLP   Attached

 23.3     Consent of Barnes & Thornburg LLP   (Included in Exhibit 5)

 24       Power of Attorney                   Attached